CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 9, 1999, on the May 31, 1999 financial statements of The Nevis Fund, Inc. included in the previously filed Form N-1A dated July 21, 1999, and to all references to our Firm included in or made part of this Post-Effective Amendment No. 2 to the Registration Statement File Nos. 333-47467 and 811-08689.



                                        /s/ Arthur Andersen LLP



Philadelphia, PA
  September 22, 1999